News Release

Monday, April 12, 2004

Gannett Co., Inc. Releases March Statistical Report

McLEAN, VA - Gannett Co., Inc. (NYSE: GCI) reported today that total pro forma operating revenues for the third period ended March 28, 2004 increased 10.2 percent, benefiting from improved advertising demand, particularly in classified and stronger television advertising revenues. For comparison purposes, the continued increase in the exchange rate of Sterling year-over-year affected results for the company's UK operations. If the exchange rate had remained constant year-over-year, total pro forma operating revenues would have increased 7.2 percent.

Pro forma (assuming that all properties presently owned were owned in both periods) newspaper advertising revenues in March were up 13.5 percent compared with 2003's third period on a 4.4 percent advance in ROP volume and a 4.8 percent increase in preprint distribution. If the exchange rate had remained constant year-over-year, total pro forma newspaper advertising revenues would have risen 9.9 percent.

Pro forma classified revenues increased 16.1 percent in the third period on a 5.1 percent increase in ROP ad volume. Employment revenues increased 22.9 percent compared to the third period last year. Classified real estate revenues advanced 12.8 percent and automotive rose 8.8 percent. On a constant currency basis, employment revenues would have increased 15.3 percent, real estate revenues 6.5 percent and automotive 5.4 percent. On a constant currency basis, pro forma classified revenues would have increased 10.2 percent.

Pro forma local advertising revenues increased 8.6 percent on a 2.2 percent increase in ROP ad volume. The performance of the company's small and medium-sized advertisers in its domestic newspapers outpaced the revenue performance of its largest advertisers. In the U.S., local ad revenue gains, across all products, were achieved in almost all categories except department stores and consumer electronics. On a constant currency basis, pro forma local advertising would have increased 6.7 percent.

Pro forma national advertising revenues rose 20.0 percent on a 13.7 percent increase in ad volume. National volume at the company's local domestic newspapers advanced 13.9 percent in the period compared with the same period in 2003. At USA TODAY, advertising revenues were up 24.9 percent on a 15.8 percent increase in paid ad pages to 381 from 329. USA TODAY's year-to-date paid pages totaled 1,099 compared to 1,096 for the prior year while ad revenues were 10.0 percent higher. For the third period, at USA TODAY, results were better for nearly every advertising category. The travel, retail, telecommunications, financial and advocacy categories were particularly strong.

Pro forma television revenues increased 11.2 percent in the period. Local revenues increased 10.6 percent and national revenues increased 14.6 percent. Based on current pacings, television revenues are ahead of last year's second quarter results in the high single digits.

The pro forma advertising and circulation revenue statistics include the results of NurseWeek (acquired in February 2004), Clipper Magazine (acquired in October 2003), the SMG (Newsquest's Scottish Media Group) publishing business and the Texas-New Mexico Newspapers Partnership as if they had been owned in both years. Ad linage for Newsquest, Clipper and NurseWeek are not included in the ad volume statistics. Circulation volume numbers for Newsquest's paid daily newspapers are included in the enclosed statistics, but volume from unpaid daily and non-daily publications is not included in the circulation volume statistics.

Prior to 2004, the company had included online revenues in the classified advertising revenue total but not in the specific classified categories of help wanted, automotive and real estate. Print and online ad revenues are now reported on a combined basis to calculate the percentage changes in these categories. Results for each period of 2003 have been reclassified to reflect this change.

Gannett Co., Inc. is a leading international news and information company that publishes 101 daily newspapers in the USA, including USA TODAY, the nation's largest-selling daily newspaper. The company also owns more than 500 non-daily publications in the USA and USA WEEKEND, a weekly newspaper magazine. Gannett subsidiary Newsquest is the United Kingdom's second largest regional newspaper company. Newsquest publishes more than 300 titles, including 17 daily newspapers, and a network of prize-winning Web sites. Gannett also operates 22 television stations in the United States and is an Internet leader with sites sponsored by most of its TV stations and newspapers including USATODAY.com, one of the most popular news sites on the Web.

Certain statements in this press release may be forward looking in nature or "forward looking statements" as defined in the Private Securities Litigation Reform Act of 1995. The forward looking statements contained in this press release are subject to a number of risks, trends and uncertainties that could cause actual performance to differ materially from these forward looking statements. A number of those risks, trends and uncertainties are discussed in the company's SEC reports, including the company's annual report on Form 10-K and quarterly reports on Form 10-Q. Any forward looking statements in this press release should be evaluated in light of these important risk factors.

Gannett is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this press release by wire services, Internet service providers or other media.

Contact: Jeff Heinz
Director, Investor Relations
703-854-6917
jheinz@gannett.com

#         #          #

GANNETT CO., INC.
REVENUE & STATISTICAL SUMMARY

                          Period 3 (March 1, 2004 - March 28, 2004)
                                                                         %
                             2004            2003          CHANGE     CHANGE
REVENUES:
Advertising:
Local                  $  171,581,000  $  157,973,000  $  13,608,000    8.6
National                   65,382,000      54,492,000     10,890,000   20.0
Classified                179,531,000     154,580,000     24,951,000   16.1
                        -------------   -------------   ------------   ----
Total Advertising      $  416,494,000  $  367,045,000  $  49,449,000   13.5

Circulation               103,216,000     102,988,000        228,000    0.2
Other revenue              32,528,000      31,651,000        877,000    2.8
Television                 58,852,000      52,943,000      5,909,000   11.2
                        -------------   -------------   ------------   ----
Total Revenue          $  611,090,000  $  554,627,000  $  56,463,000   10.2
                        =============   =============   ============   ====

VOLUME:
Newspaper Inches:
Local                       2,926,981       2,862,683         64,298    2.2
National                      346,618         304,784         41,834   13.7
Classified                  4,676,730       4,448,797        227,933    5.1
                        -------------   -------------   ------------   ----
Total ROP                   7,950,329       7,616,264        334,065    4.4
                        =============   =============   ============   ====
Preprint Distribution
  (in thousands)              905,434         864,288         41,146    4.8
                        =============   =============   ============   ====

NET PAID CIRCULATION:
Morning (w/USAT)            7,338,974       7,370,612        (31,638)  (0.4)
Evening                     1,233,309       1,268,980        (35,671)  (2.8)
                        -------------   -------------   ------------   ----
Total Daily                 8,572,283       8,639,592        (67,309)  (0.8)
                        =============   =============   ============   ====
Sunday                      7,015,831       7,161,706       (145,875)  (2.0)
                        =============   =============   ============   ====

                          Year-to-Date through March 28, 2004
                                                                         %
                             2004            2003          CHANGE     CHANGE
REVENUES:
Advertising:
Local                 $   478,968,000 $   451,877,000 $   27,091,000    6.0
National                  184,223,000     166,744,000     17,479,000   10.5
Classified                494,716,000     439,357,000     55,359,000   12.6
                       --------------  --------------  -------------   ----
Total Advertising     $ 1,157,907,000 $ 1,057,978,000 $   99,929,000    9.4

Circulation               312,263,000     310,406,000      1,857,000    0.6
Other revenue              91,939,000      90,121,000      1,818,000    2.0
Television                169,458,000     158,176,000     11,282,000    7.1
                       --------------  --------------  -------------   ----
Total Revenue         $ 1,731,567,000 $ 1,616,681,000 $  114,886,000    7.1
                       ==============  ==============  =============   ====

VOLUME:
Newspaper Inches:
Local                       8,664,808       8,651,728         13,080    0.2
National                    1,048,403         927,651        120,752   13.0
Classified                 14,196,287      13,632,625        563,662    4.1
                       --------------  --------------  -------------   ----
Total ROP                  23,909,498      23,212,004        697,494    3.0
                       ==============  ==============  =============   ====
Preprint Distribution
  (in thousands)            2,641,891       2,568,155         73,736    2.9
                       ==============  ==============  =============   ====

NET PAID CIRCULATION:
Morning (w/USAT)            7,185,459       7,208,875        (23,416)  (0.3)
Evening                     1,231,614       1,264,961        (33,347)  (2.6)
                       --------------  --------------  -------------   ----
Total Daily                 8,417,073       8,473,836        (56,763)  (0.7)
                       ==============  ==============  =============   ====
Sunday                      7,000,490       7,141,173       (140,683)  (2.0)
                       ==============  ==============  =============   ====

Note:  The operating results from the company's newspapers participating in joint operating agencies, and which are accounted for under the equity method of accounting, are reported as a single amount in other operating revenues. Advertising linage statistics from these newspapers are not included above, however, circulation volume statistics for these newspapers are included above.

       The above revenue amounts and statistics have been restated to include all companies presently owned including NurseWeek (acquired in February
       2004), Clipper Magazine (acquired in late October 2003), SMG Publishing
       (acquired in April 2003) and 100% of the Texas-New Mexico Newspapers
       Partnership (established in March 2003). NurseWeek is a multimedia company with print publications focused on the recruitment, recognition and education of nurses. Clipper Magazine is a direct-mail advertising magazine company publishing over 325 individual market editions in 24 states, which are mailed to over 100 million American homes annually.
       SMG Publishing consists of three Scottish newspapers: The Herald, Sunday
       Herald and Evening Times; eleven specialty consumer and business-to-
       business magazine titles; and an online advertising and content business.

       Newsquest (which includes SMG Publishing) is a regional newspaper publisher in the United Kingdom with more than 300 titles, including paid and unpaid daily and non-daily products. Circulation volume statistics for Newsquest's seventeen paid daily newspapers are included above. Circulation volume statistics for Newsquest's unpaid daily and non-daily publications are not reflected above. Advertising linage for
       Newsquest publications is not reflected above.

       Circulation volume and advertising linage statistics for non-daily products, including NurseWeek and Clipper Magazine are not reflected above.

       Certain online advertising revenues in 2003 have been reclassified to conform with the 2004 presentation. There was no effect on total revenues.